Exhibit 4.30

Private & Confidential

Dated 29 June 2012

SUPPLEMENTAL AGREEMENT
relating to a
Loan of up to (originally) US$15,000,000
to
AEGEAN BUNKERING SERVICES INC.

provided by

PIRAEUS BANK A.E.

NORTON ROSE

Contents

Clause		Page

1	Definitions	3

2	Agreement of the Bank	5

3	Amendments to Principal Agreement	6

4	Representations and warranties	6

5	Conditions	7

6	Relevant Parties' confirmation	8

7	Expenses	8

8	Miscellaneous and notices	9

9	Applicable law	9

THIS SUPPLEMENTAL AGREEMENT is dated 29 June 2012 and made BETWEEN

(1)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (in such capacity the "Borrower") and as manager (in such capacity the "Manager");

(2)	AEGEAN SHIP III MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at 44 Hatzikiriakou Avenue, Piraeus, Greece (the "Aegean III Guarantor");

(3)
AEGEAN SHIP VIII MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at 44 Hatzikiriakou Avenue, Piraeus, Greece (the "Aegean VIII Guarantor");

(4)
AEGEAN SHIP XII MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at 44 Hatzikiriakou Avenue, Piraeus, Greece (the "Aegean XII Guarantor" and, together with the Aegean III Guarantor and the Aegean VIII Guarantor, the "Owners");

(5)	AMP MARITIME S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Collateral Owner");

(6)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "AMPNI Guarantor"); and

(7)
PIRAEUS BANK A.E., a company incorporated under the laws of Greece having its registered office at 4 Amerikis, 105 64 Athens, Greece and acting for the purposes of this Agreement through its branch at 47-49 Akti Miaouli, Piraeus 185 36, Greece (the "Bank").

WHEREAS:

(A)
this Agreement is supplemental to a loan agreement dated 8 July 2008 (the "Principal Agreement") made between the Bank as lender and the Borrower as borrower, pursuant to which the Bank agreed to make available (and has made available) to the Borrower a loan of up to Fifteen million Dollars ($15,000,000), for the purposes stated therein;

(B)	the Borrower and the other Security Parties requested that (inter alia) the application of clause 8.2.1 of the Principal Agreement is waived for a certain period specified herein; and

(C)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrower, provide its consent to the above arrangements.

NOW IT IS HEREBY AGREED as follows.

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

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1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Aegean III" means the motor vessel Aegean Ill, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean III Guarantor under the laws and flag of the Hellenic Republic under Official Number 11677;

"Aegean III Mortgage Addendum" means an addendum to the Mortgage over Aegean III, executed or (as the context may require) to be executed by the Aegean III Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Aegean VIII" means the motor vessel Aegean VIII, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean VIII Guarantor under the laws and flag of the Hellenic Republic under Official Number 11708;

"Aegean VIII Mortgage Addendum" means an addendum to the Mortgage over Aegean VIII, executed or (as the context may require) to be executed by the Aegean VIII Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Aegean XII" means the motor vessel Aegean XII (ex Kortsopon), a 1979-built, 3,680 dwt double-hull oil tanker, registered in the ownership of the Aegean XII Guarantor under the laws and flag of the Hellenic Republic under Official Number 11772;

"Aegean XII Mortgage Addendum" means an addendum to the Mortgage over Aegean XII, executed or (as the context may require) to be executed by the Aegean XII Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Collateral General Assignment" means the second priority general assignment collateral to the Collateral Mortgage executed or (as the context may require) to be executed by the Collateral Owner in favour of the Bank in the form set out in schedule 5;

"Collateral Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Collateral Owner in favour of the Bank in the form set out in schedule 3;

"Collateral Management Agreement" means the agreement dated 6 April 2009 made between the Collateral Owner and the Manager, providing for the Manager to manage the Collateral Ship;

"Collateral Manager's Undertaking" means the second priority undertaking and assignment in respect of the Collateral Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank in the form set out in schedule 6;

"Collateral Mortgage" means the second preferred Liberian mortgage of the Collateral Ship executed or (as the context may require) to be executed by the Collateral Owner in favour of the Bank in the form set out in schedule 4;

"Collateral Operating Account" means the interest bearing Dollar account of the Collateral Owner opened by the Collateral Owner with the Bank and with account number 5104-046257-080USD and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Collateral Operating Account for the purposes of this Agreement and the Loan Agreement;

"Collateral Operating Account Pledge" means a pledge executed or (as the context may require) to be executed by the Collateral Owner in favour of the Bank in respect of the Collateral Operating Account in such form as may be required by the Bank in its absolute discretion;

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"Collateral Ship" means the motor vessel Aegean Champion, a 1991-built, 23,400 dwt double-hull tanker, registered in the ownership of the Collateral Owner under the laws and flag of the Republic of Liberia with Official Number 14289;

"Effective Date" means the date, no later than 13 July 2012, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"Flag State" has the meaning given to it in the amended and restated Loan Agreement;

"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;

"Mortgage Addenda" means, together, the Aegean III Mortgage Addendum, the Aegean VIII Mortgage Addendum and the Aegean XII Mortgage Addendum and "Mortgage Addendum" means any of them;

"New Security Documents" means, together, the Collateral Guarantee, the Collateral Mortgage, the Collateral General Assignment, the Collateral Manager's Undertaking and the Collateral Operating Account Pledge;

"Registry" has the meaning given to it in the amended and restated Loan Agreement;

"Relevant Documents" means, together, this Agreement, the Mortgage Addenda, the Collateral Management Agreement and the New Security Documents and "Relevant Document" means any of them; and

"Relevant Parties" means the Borrower, the Owners, the Collateral Owner, the Manager and the AMPNI Guarantor or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended and restated by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.2 to 1.4 (inclusive) of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

1.6	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Bank

The Bank, relying upon the representations and warranties on the part of Relevant Parties contained in clause 4, agrees with the Borrower that, with effect on and from the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice

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to the generality of the foregoing, fulfilment on or before 13 July 2012 of the conditions contained in clause 5 and schedule 1, the Bank agrees to:

(a)
waive the application of clause 8.2.1 of the Principal Agreement for the period from the Effective Date until 31 March 2013 Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Bank's right to demand compliance by the Borrower, and the Borrower's obligation to comply, with such clause immediately after the end of such period; and

(b) the amendments of the Principal Agreement in accordance with clause 3.

3	Amendments to Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 2 and (as so amended) will continue to be binding upon the Bank and the Borrower in accordance with its terms as so amended and restated).

3.3	Continued force and effect

Save as amended and restated by this Agreement, the provisions of the Principal Agreement and the other Security Documents shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the

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constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of each Mortgage Addendum and the Collateral Mortgage with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda and the Collateral Mortgage), the choice of Greek law to govern the Mortgage Addenda, the choice of Liberian law to govern the Collateral Mortgage, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Piraeus, are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the form of the amended and restated Loan Agreement set out in schedule 2 shall be deemed to be repeated by the Relevant Parties, on the Effective Date, as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative, on or before 13 July 2012, of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.

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5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

6	Relevant Parties' confirmation

6.1	Security Documents

Each of the Relevant Parties hereby confirm their consent to the amendments of the Principal Agreement as set out in clause 3, and to the other arrangements contained in this Agreement, and agree that:

6.1.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement, and the other arrangements contained in this Agreement;

6.1.2
its obligations under the relevant Security Documents to which it is a party includes any and all amounts owing by the Borrower under the Principal Agreement as amended and restated by this Agreement; and

6.1.3
with effect from the Effective Date references to "the Agreement" or "the Loan Agreement" (or equivalent or similar references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and restated by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrower hereunder.

7	Expenses

7.1	The Borrower agrees to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.1.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents;

7.1.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3	Stamp and other duties

The Borrower agrees to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

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8	Miscellaneous and notices

8.1	Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrower" in the said clause 16.1.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(A)	being true and correct;

(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(C)	not having been amended, modified or revoked; and

(D)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	Relevant Documents

each of the Relevant Documents duly executed;

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4	Mortgage Addenda

evidence that each of the Mortgage Addenda has been executed and registered through the relevant Registry;

5	Collateral Ship conditions

evidence that the Collateral Ship:

(i)	Registration and Encumbrances

is registered in the name of the Collateral Owner through the relevant Registry under the laws and flag of the Flag State and that the Collateral Ship and its Earnings, Insurances and Requisition Compensation (each as defined in the Collateral General Assignment) are free of Encumbrances (other than those created by the First Mortgage Documents (as defined in the Collateral General Assignment));

(ii)	Classification

maintains the relevant Classification (as defined in the Loan Agreement) free of all requirements and recommendations of the relevant Classification Society (as defined in the Loan Agreement); and

(iii)	Insurance

is insured in accordance with the provisions of the Collateral Mortgage and the Collateral General Assignment and all requirements of such documents in respect of such insurance have been complied with (including, without limitation, confirmation from the protection and indemnity association or other insurer with which the Collateral Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Collateral Ship;

6	Relevant Documents

the Collateral Guarantee, the Collateral Mortgage, the Collateral General Assignment, the Collateral Manager's Undertaking, the Collateral Operating Account Pledge and the Collateral Management Agreement, each duly executed;

7	Collateral Mortgage

evidence that the Collateral Mortgage has been registered against the Collateral Ship through the relevant Registry;

8	Notices

a notice of assignment of insurances signed by the Collateral Owner pursuant to the terms of the Collateral General Assignment and by the Manager pursuant to the terms of the Collateral Manager's Undertaking in such form as the Bank may require in its sole discretion;

9	Insurance opinion

upon the Bank's request, an opinion (at the expense of the Borrower) from consultants to the Bank on the insurances effected in respect of the Collateral Ship;

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10	SMC/DOC

a copy, certified (in a certificate dated not earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Collateral Owner of the DOC (as defined in the Loan Agreement) issued to the Operator and the SMC (as each such term defined in the Loan Agreement) for the Collateral Ship;

11	ISPS Code Compliance

11.1	evidence satisfactory to the Bank that the Collateral Ship is subject to a ship security plan which complies with the ISPS Code (as defined in the Loan Agreement); and

11.2
a copy, certified (in a certificate dated not earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Collateral Owner of the ISSC (as defined in the Loan Agreement) for the Collateral Ship and the continuous synopsis record required by the ISPS Code (as defined in the Loan Agreement) in respect of the Collateral Ship;

12	Liberian and Marshall Islands opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank;

13	Greek opinion

an opinion of Mr. John Charalampides, special legal adviser on matters of Greek law to the Bank;

14	Process agent

an original or certified true copy of a letter from the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as the Relevant Parties' agent; and

15	Registration forms

such statutory forms duly signed by the Borrower and any other Relevant Party to the Relevant Documents as may be required by the Bank to perfect the security contemplated by the Relevant Documents.

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Schedule 2

Form of amended and restated Loan Agreement

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Private & Confidential

LOAN AGREEMENT
for a Loan
of up to US$15,000,000
to
AEGEAN BUNKERING SERVICES INC.

provided by
PIRAEUS BANK A.E.

NORTON ROSE

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Loan	11

3	Interest	11

4	Repayment and prepayment	13

5	Fees and expenses	15

6	Payments and taxes; accounts and calculations	16

7	Representations and warranties	17

8	Undertakings	22

9	Conditions	26

10	Events of Default	27

11	Indemnities	31

12	Unlawfulness and increased costs	32

13	Security and set-off	33

14	Assignment, transfer and lending office	34

15	Notices and other matters	35

16	Governing law and jurisdiction	37

Schedule 1 Form of Drawdown Notice	38

Schedule 2 Documents and evidence required as conditions precedent to the Commitment being made available	39

Schedule 3 Form of Disbursement Acknowledgement	43

THIS AGREEMENT is dated 8 July 2008 as amended and restated by a supplemental agreement dated 29 June 2012 and made BETWEEN:

(1)	AEGEAN BUNKERING SERVICES INC. as Borrower; and

(2)	PIRAEUS BANK A.E. as Bank. IT

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a loan of up to Fifteen million Dollars ($15,000,000) for the purpose of providing the Borrower with corporate liquidity.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Aegean Champion" means the motor vessel Aegean Champion, a 1991-built, 23,400 dwt double-hull tanker registered under the name and in the ownership of the Aegean Champion Owner under the laws and flag of the relevant Flag State with Official Number 14289;

"Aegean Champion Owner" AMP Maritime S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Aegean III" means the motor vessel Aegean III, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean III Owner under the laws and flag of the relevant Flag State under Official Number 11677;

"Aegean III Owner" means Aegean Ship III Maritime Company of 42 Hatzikyriakou Avenue, 185 38, Greece and includes its successors in title;

"Aegean VIII" means the motor vessel Aegean VIII, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean VIII Owner under the laws and flag of the relevant Flag State under Official Number 11708;

"Aegean VIII Owner" means Aegean Ship VIII Maritime Company of 42 Hatzikyriakou Avenue, 185 38, Greece and includes its successors in title;

"Aegean XII" means the motor vessel Aegean XII (ex Korisopon), a 1979-built, 3,680 dwt double-hull oil tanker, registered in the ownership of the Aegean XII Owner under the laws and flag of the relevant Flag State under Official Number 11772;

"Aegean XII Owner" means Aegean Ship XII Maritime Company of 42 Hatzikyriakou Avenue, 185 38, Greece and includes its successors in title;

"AMPNI Guarantee" means the corporate guarantee dated 8 July 2008 executed by the AMPNI Guarantor in favour of the Bank;

"AMPNI Guarantor" means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Island MH96960 and includes its successors in title;

"Applicable Accounting Principles" means the most recent and up-to-date US GAAP at any relevant time;

"Assignee" has the meaning ascribed thereto in clause 14.3;

"Bank" means Piraeus Bank A.E. whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Agreement through its branch at 47-49 Akti Miaouli, Piraeus 185 36, Greece (or of such other address as may last have been notified to the Borrower pursuant to clause 14.6) and includes its successors in title, Assignees and/or Transferees;

"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel II Approach" means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by the Bank (or its holding company) for the purposes of implementing or complying with the Basel II Accord;

"Basel II Regulation" means:

(a)           any law or regulation implementing the Basel II Accord; or

(b)           any Basel II Approach adopted by the Bank,

but excludes any law or regulation implementing the Basel III Accord save and to the extent that it is a re-enactment of any law or regulation referred to in paragraph (a) of this definition;

"Basel III Accord" means, together, "Basel III: A global regulatory framework for more resilient banks and banking systems" and "Basel III: International framework for liquidity risk measurement, standards and monitoring" both published by the Basel Committee on Banking Supervision on 16th December, 2010, in either case in the form existing on the date of this Agreement;

"Basel III Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Piraeus and New York City (or any other relevant place of payment under clause 6);

"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Borrower" means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

"Borrower's Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord, any Basel II Regulation or any Basel III Regulation);

"Classification" means, in relation to a Ship, the highest class available to a vessel of that Ship's type with the relevant Classification Society or such other classification as the Bank shall, at the request of the Owner of such Ship, has agreed in writing shall be treated as the Classification in relation to such Owner's Ship for the purposes of the relevant Ship Security Documents;

"Classification Society" means, in relation to a Ship, such classification society (being a member of the International Association of Classification Societies ("IACS")) which the Bank shall, at the request of an Owner, agree in writing shall be treated as the Classification Society in relation to such Owner's Ship for the purposes of the relevant Ship Security Documents;

"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"Collateral Manager's Undertaking" means the second priority undertaking and assignment in respect of Aegean Champion executed or (as the context may require) to be executed by the Manager in favour of the Bank in the form set out in schedule 6 of the Supplemental Agreement;

"Commitment" means the aggregate amount which the Bank has agreed to lend to the Borrower under clause 2.1 as reduced by any relevant term of this Agreement:

"Compulsory Acquisition" means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Corporate Guarantees" means, together, the AMPNI Guarantee and the Owner's Guarantees and "Corporate Guarantee" means any of them;

"Corporate Guarantors" means, together, the Owners and the AMPNI Guarantor and "Corporate Guarantor" means any of them;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Disbursement Acknowledgement" means an acknowledgement and confirmation of disbursement executed by the Borrower, the Owners and the AMPNI Guarantor in the form set out in schedule 3;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

"Dollars" and "$" mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

"Drawdown Date" means any date, being a Banking Day falling not later than the Termination Date, on which the Loan is, or is to be, made available;

"Drawdown Notice" means a notice substantially in the form of schedule 1;

"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner owning such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner of such Ship in the event of the requisition of such Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (of payments for variation or termination) of any charterparty or other contract for the employment of such Ship;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

"Environmental Affiliate" means any agent or employee of any Security Party or any other Relevant Party or any person having a contractual relationship with a Security Party or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

"Event of Default" means any of the events or circumstances described in clause 10.1;

"Flag State" means:

(a)	in relation to each Ship (other than Aegean Champion), the Hellenic Republic; or

(b)	in relation to Aegean Champion, the Republic of Liberia,

or, in each case, such other state or territory designated in writing by the Bank, at the request of an Owner, as being the "Flag State" of such Owner's Ship for the purposes of the relevant Ship Security Documents;

"First General Assignment" means the first priority deed of assignment dated 30 March 2011 made between the Aegean Champion Owner and the Bank whereby the Aegean Champion Owner has assigned to the Bank the Insurances, any Requisition Compensation and the Earnings (as each such term is defined therein) of Aegean Champion;

"First Loan" means the principal amount outstanding under the First Loan Agreement at any relevant time;

"First Loan Agreement" means the facility agreement dated 30 March 2011 as amended and supplemented from time to time, made between the Borrower as borrower and the Bank as lender, whereby the Bank agreed to make available to the Borrower, upon the terms and conditions therein contained, an overdraft facility of up to Ten million Dollars ($10,000,000);

"First Mortgage" means the first preferred Liberian mortgage on Aegean Champion dated 30 March 2011 executed by the Aegean Champion Owner in favour of the Bank;

"First Mortgage Documents" means, together, the First Mortgage and the First General Assignment;

"General Assignment" means:

(a)	in relation to each Ship (other than Aegean Champion), a first priority general assignment; or

(b)	in relation to Aegean Champion a second priority general assignment,

each executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in such form as the Bank may require in its sole discretion and "General Assignments" means any or all of them;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means, together, the AMPNI Guarantor and its Subsidiaries from time to time (which, for the avoidance of doubt, shall include the Owners and the Borrower) and "member of the Group" shall be construed accordingly;

"Hope Owner" means Milos I Maritime Inc. a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

"Hope Ship" means the motor vessel Hope, a 1980-built, 11,910 dwt motor oil tanker, registered in the ownership of the Hope Owner under the laws and flag of the Republic of Liberia under Official Number 13567;

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"Insurances" means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of such Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner of such Ship (whether in the sole name of such Owner, or in the joint names of such Owner and the Bank or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Payment Date" means the last day of an Interest Period;

"Interest Period" means each period for the calculation of interest in respect of the Loan ascertained in accordance with clauses 3.2 and 3.3;

"ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means, in relation to a Ship, an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

"LIBOR" means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for such period which is:

(a)	the rate for such period, appearing on page LIBOR01 of the Reuters screen at or about 11:00 a.m. on the Quotation Date for such period (or such other page as may replace such page on such service); or

(b)
if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if no such offered rate appears on the Reuters screen, the rate quoted by the Bank as the Bank's offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

"Loan" means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

"Manager" means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by the Borrower with the prior written consent of the Bank, as the manager of Aegean Champion and includes its successors in title;

"Margin" means:

(a)	from the date of this Agreement and until 30 May 2012 one point two five per cent (1.25%) per annum; and

(b)	from 31 May 2012 and at all times thereafter, four per cent (4%) per annum;

"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

"Mortgage" means:

(a)           in relation to each Ship (other than Aegean Champion), the first preferred Greek mortgage over that Ship; or

(b)	in relation to Aegean Champion, the second preferred Liberian mortgage over Aegean Champion,

each executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in such form as the Bank may require in its sole discretion, and "Mortgages" means any or all of them;

"Mortgage Addendum" means, in relation to each Ship, any addendum executed or (as the context may require) to be executed between the relevant Owner and the Bank under the Supplemental Agreement (or any subsequent supplemental agreement to this Agreement) in such form as the Bank may require and being supplemental to the relevant Mortgage and "Mortgage Addenda" means any or all of them;

"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required by the Bank to be paid pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

"Operating Account" means, in relation to each Owner and its Ship, a Dollar account of that Owner opened or (as the context may require) to be opened with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for that Owner and its Ship and "Operating Accounts" means any or all of them;

"Operating Account Pledge" means, in relation to each Operating Account, a first priority account pledge over (inter alia) that Operating Account, executed or (as the context may require) to be executed by the relevant Owner and the Bank, in such form as the Bank may require in its sole discretion and "Operating Account Pledges" means any or all of them;

"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;

"Owner" means:

(a)	in relation to Aegean Champion, the Aegean Champion Owner;

(b)	in relation to Aegean III, the Aegean III Owner;

(c)	in relation to Aegean VIII, the Aegean VIII Owner; or

(d)	in relation to Aegean XII, the Aegean XII Owner,

and "Owners" means any or all of them;

"Owner's Guarantee" means, in relation to each Owner, the guarantee executed or (as the context may require) to be executed by that Owner in favour of the Bank, in such form as the Bank may require in its sole discretion and "Owner's Guarantees" means all of them;

"Permitted Encumbrance" means (a) any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens and (b) in the case of Aegean Champion only, the First Mortgage Documents;

"Permitted Liens" means, in relation to a Ship, any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage, and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the Ship Security Documents for such Ship) for such Ship;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Quotation Date" means, in relation to any period for which LIBOR is to be determined under this Agreement, the day falling two (2) Banking Day before the first day of such period, unless market practice differs in the London Interbank Market, in which case the Quotation Date will be determined by the Bank in accordance with market practice in the London Interbank Market;

"Registry" means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Party" means the Borrower, each of the Owners, any other Security Party and each member of the Group from time to time;

"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Repayment Date" means each of the dates falling at three (3) monthly intervals after the Drawdown Date up to and including the date falling sixty (60) months after the Drawdown Date and "Repayment Dates" means any or all of them;

"Requisition Compensation" means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

"Security Documents" means this Agreement, the Supplemental Agreement, the Corporate Guarantees, the Mortgages, any Mortgage Addenda, the General Assignments, the Collateral Manager's Undertaking, the Operating Account Pledges and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of any moneys from time to time owing by the Borrower to the Bank pursuant to this Agreement, interest thereon and other moneys from time to time owing by the Borrower or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Party" means the Borrower, each Owner, the Manager, the AMPNI Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

"Security Period" means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Security Requirement" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is, at any relevant time, One hundred and twenty five per cent (125%) of the Loan at such time;

"Security Value" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which is, at any relevant time, the aggregate of:

(a)	the market value of the Mortgaged Ships (excluding Aegean Champion) as most recently determined in accordance with clause 8.2.2;

(b)
for as long as Aegean Champion remains a Mortgaged Ship, the sum of the market value of Aegean Champion (as most recently determined in accordance with clause 8.2.2) minus the First Loan, if such sum is a positive figure; and

(c)	the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

"Ship" means:

(a)	in relation to the Aegean Champion Owner, Aegean Champion;

(b)	in relation to the Aegean Ill Owner, Aegean III;

(c)	in relation to the Aegean VIII Owner, Aegean VIII; or

(d)	in relation to the Aegean XII Owner, Aegean XII,

and "Ships" means any or all of them;

"Ship Security Documents" means:

(a)	in relation to each Ship (other than Aegean Champion), the Mortgage and the General Assignment in respect of such Ship; and

(b)	in relation to Aegean Champion, the Mortgage, the General Assignment and the Collateral Manager's Undertaking;

"SMC" means, in relation to a Ship, a safety management certificate issued in respect of such Ship in accordance with rule 13 of the Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

"Supplemental Agreement" means the agreement dated 29 June 2012 supplemental to this Agreement made between (inter alios) the Borrower and the Bank;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Termination Date" means 31 July 2008 or such other later date as the Bank may in its sole discretion agree;

"Total Loss" in relation to a Ship means:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and

"Transferee" has the meaning given to it in clause 14.4.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel II Regulation and any Basel III Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2	The Commitment and the Loan

2.1	Agreement to lend

Upon and subject to the terms of this Agreement, the Bank, relying upon each of the representations and warranties in clause 7, agrees to make available to the Borrower, the principal sum of up to Fifteen million Dollars ($15,000,000) in a single drawdown, upon and subject to the terms of this Agreement.

2.2	Drawdown

Subject to the terms and conditions of this Agreement, the Loan shall be made available to the Borrower following receipt by the Bank from the Borrower of a Drawdown Notice not later than 10:00 a.m. on the second Banking Day before the date on which the Borrower proposes the Loan is made, which shall be a Banking Day falling not later than the Termination Date. A Drawdown Notice shall be effective on actual receipt by the Bank and once given shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Amount

The aggregate amount of the Loan shall not exceed the lower of (a) $15,000,000 and (b) the amount in Dollars which is equal to 85% of the aggregate market value of the Ships as shown in the valuations provided to the Bank under clause 9.1 and schedule 2.

2.4	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Bank shall make the Loan available to the Borrower on the Drawdown Date in accordance with clause 6.2.

2.5	Termination of Commitment

Any part of the Commitment which remains undrawn and uncancelled by the Termination Date shall thereupon be automatically cancelled.

2.6	Application of proceeds

Without prejudice to the Borrower's obligations under clause 8.1.3, the Bank shall not have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrower.

3	Interest

3.1	Normal interest rate

The Borrower shall pay interest on the Loan in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first such instalment payable three (3) months from the commencement of the Interest Period and the subsequent instalments payable at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1), three (3) months, six (6) months or nine (9) months or such other period (shorter than twelve (12) months) which the Bank determines (in its absolute discretion) is available in the London Interbank Market as the Borrower may select and the Bank may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1	the initial Interest Period in respect of the Loan shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the last day of the previous Interest Period;

3.3.2
if any Interest Period would otherwise overrun a Repayment Date, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and, in the case of any other Repayment Date or Repayment Dates, the Loan shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Default interest shall be due and payable on the last day of each such period as determined by the Bank pursuant to this clause 3.4 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to the Bank.

3.5	Notification of interest rate

The Bank shall notify the Borrower promptly of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period or that LIBOR does not accurately reflect the cost to the Bank of obtaining such deposits; or

(b)	that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period;

the Bank shall forthwith give notice (a "Determination Notice") thereof to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn and uncancelled amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Bank.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the

Bank under clause 3.6.1, the Bank shall certify an alternative basis (the "Alternative Basis") for funding the Commitment or maintaining the Loan. The Alternative Basis may, at the Bank's sole unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. The Alternative Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and prepayment

4.1	Repayment

The Borrower shall repay the Loan by twenty (20) repayment instalments, one such instalment to be repaid on each of the Repayment Dates. Subject to provisions of this Agreement, the amount of each of the first to nineteenth instalments (inclusive) shall be Five hundred thousand Dollars ($500,000) and the amount of the twentieth and final instalment shall be Five million five hundred thousand Dollars ($5,500,000) (comprising a repayment instalment of Five hundred thousand Dollars ($500,000) and a balloon payment of Five million Dollars ($5,000,000)). If the Commitment is not drawn down in full, the amount of each repayment instalment (including the balloon payment) shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrower may prepay the Loan in whole or part (being Two hundred thousand Dollars ($200,000) or any larger sum which is an integral multiple of Two hundred thousand Dollars ($200,000)) on any Interest Payment Date relating to the part of the Loan to be repaid without premium or penalty.

4.3	Prepayment on Total Loss or sale

4.3.1	Before first drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship subsequently being determined to be a Total Loss), before the Loan is drawn down, the obligation of the Bank to advance the Loan (or any part thereof) shall immediately cease and the Commitment shall be reduced to zero.

4.3.2	After first drawdown

(a)	On the Disposal Reduction Date for a Mortgaged Ship (and in the case of sale of a Mortgaged Ship, on or immediately prior to the completion of such sale), the Borrower shall prepay:

(i)	if a Default shall have occurred, such part of the Loan as the Bank may thereupon require to be prepaid; and

(ii)	if no Default shall have occurred, such part of the Loan as is equal to the Relevant Amount.

(b)	On the earlier of 29 June 2012 and the date of completion of the sale of the Hope Ship to third parties, the Borrower shall prepay to the Bank a part of the Loan equal to $500,000.

4.3.3	Defined terms

For the purposes of this clause 4.3:

(a)
"Applicable Fraction" means, in relation to a Mortgaged Ship, a fraction having a numerator of an amount equal to the market value of such Mortgaged Ship (as most recently determined in accordance with clause 8.2.2) and a denominator of an amount equal to the market values of all Mortgaged Ships (as most recently determined in accordance with clause 8.2.2), in each case as at the Disposal Reduction Date of such Mortgaged Ship Provided however that where this definition refers to the market value of one or more Mortgaged Ships, insofar as such reference includes Aegean Champion, then as to Aegean Champion alone such reference shall instead be construed to mean the sum of the market value of Aegean Champion (as most recently determined in accordance with clause 8.2.2) minus the First Loan, if such sum is a positive figure;

(b)	"Disposal Reduction Date" means:

(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and

(ii)
in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of completion of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;

(c)	"Total Loss Reduction Date" means, in relation to a Mortgaged Ship which has become a Total Loss, the earlier of:

(i)	the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship became a Total Loss; and

(ii)
the date upon which the insurance proceeds are, or Requisition Compensation (as defined in the relevant Ship Security Documents) is, received by the relevant Owner (or the Bank pursuant to the relevant Ship Security Documents); and

(d)
"Relevant Amount" means, in relation to a Mortgaged Ship which has become a Total Loss or is sold, the amount in Dollars which is equal to the Applicable Fraction of the Loan outstanding as of the Disposal Reduction Date for such relevant Mortgaged Ship.

4.3.4	For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all other sums payable by the Borrower to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.5	Notice of prepayment; reduction of repayment instalments

4.5.1	No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Bank at least fifteen (15) days' notice in writing of its intention to make such prepayment.

4.5.2
Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

4.5.3	Any amount prepaid pursuant to clauses 4.2, 4.3.2(a), 4.3.2(b) or 8.2.1(a) shall be applied in reduction of the repayment instalments under clause 4.1 (including the balloon payment) proportionately.

4.5.4	The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.5.5	No amount prepaid under this Agreement may be re-borrowed.

5	Fees and expenses

5.1	Fees

The Borrower shall pay to the Bank on the date of this Agreement, an arrangement fee in the amount of $37,500. The fee referred to in this clause 5.1 shall be payable by the

Borrower to the Bank whether or not any part of the Commitment is ever advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrower shall pay to the Bank on a full indemnity basis on demand:

5.2.1
all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Security Documents, the Loan or any part thereof and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrower gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. All payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such Bank and in such place as the Bank may from time to time specify for this purpose.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date and shall be paid by the Bank to the account specified in the Drawdown Notice.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless the Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of the Bank, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing and paid to it under the Security Documents. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to the Bank that:

7.1.1	Due incorporation

each of the Borrower, the Owners, the Corporate Guarantor and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as a corporation or as a company with limited liability, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

The Borrower has power to execute, deliver and perform its obligations under the relevant Security Documents to which it is or is to be a party and to borrow the

Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party or any of its Related Companies to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any of its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any other Relevant Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any other Security Party or any other member of the Group or the Group as a whole;

7.1.6	No filings required

save for the registration of each Mortgage under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Security Documents and each of the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of (a) English law to govern the Security Documents (other than the Mortgages and the Operating Account Pledges), (b) the laws of the relevant Flag State to govern each Mortgage and (c) the laws of Greece to govern the Operating Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or, in the case of the Operating Account Pledges, the courts of Piraeus, are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of each of the Security Documents to which it is a party or the performance by each Security Party of its obligations under the Security Documents to which it is a party, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings

each of the Borrower and the Owners are wholly-owned direct or indirect Subsidiaries of the AMPNI Guarantor;

7.1.11	Financial statements correct and complete

the unaudited consolidated financial statements of the Group in respect of the financial quarter ended on 31 March 2008 as delivered to the Bank have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date neither the AMPNI Guarantor nor any member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.12	No material adverse change

there has been no material adverse change in the financial position or the operations of the Borrower or the Corporate Guarantors or any other member of the Group or the Group as a whole, from that described by the Borrower or any other Security Party to the Bank in the negotiation of this Agreement (or, in the case of the Aegean Champion Owner, in the negotiation of the Supplemental Agreement).

7.2	Initial representations and warranties

The Borrower further represents and warrants to the Bank that:

7.2.1	Pan passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party nor any other member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the Drawdown Date, be:

(a)	in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(b)	permanently registered through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7	Ships' employment

no Ship is nor will, on or before the Drawdown Date, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Bank and, on or before the date when the Mortgage over such Ship is registered, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

none of the Ships, nor its Earnings, Insurances, Requisition Compensation nor the Operating Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date, subject to any Encumbrance (other than Permitted Encumbrances);

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(a)
the Borrower and the other Relevant Parties and, to the best of the Borrower's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrower and the other Relevant Parties and, to the best of the Borrower's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrower nor any other Relevant Party nor, to the best of the Borrower's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief, threatened against the Borrower or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrower's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Borrower's knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim;

7.2.12	ISPS Code

on the Drawdown Date, the Owner of each Ship shall have a valid and current ISSC in respect of such Ship and each Ship shall be in compliance with the ISPS Code; and

7.2.13	Borrower's own account

in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)).

7.3	Repetition of representations and warranties

On and as of the Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall:

(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)	be deemed to further represent and warrant to the Bank that the then latest audited financial statements delivered to the Bank under clause 8.1.5 (if any) have been prepared in accordance with the Applicable Accounting Principles and practices which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the AMPNI Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might materially and adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds

use the Loan exclusively for the purposes specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pan passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared:

(a)
consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by its auditors; and

(b)	unaudited consolidated financial statements of the Group in respect of each financial half-year, on the same basis as the audited statements,

and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of annual statements) or sixty (60) days (in the case of semi-annual statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice, notification, filing or like document issued by the Borrower to its shareholders or creditors in general;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrower, the other Security Parties, any other member of the Group, the Group and their respective commitments, operations and affairs, as the Bank may from time to time reasonably require;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents to which it is a party;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with and ensure that each Ship, its Owner and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by the relevant Owner or any Operator of notification that its application for the same has been refused; and

8.1.12	ISPS Code compliance

and will procure that any Operator or the Manager, as the case may be, will,

(a)	from the Drawdown Date and at all times thereafter, maintain a valid and current ISSC respect of each Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that, from the Drawdown Date and at all times thereafter, each Ship complies with the ISPS Code.

8.2	Security value maintenance

8.2.1	Security Shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)
prepay, within a period of fifteen (15) days of the date of receipt by the Borrower of the Bank's said notice, such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other prepayment of the Loan (or part thereof) made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
within fifteen (15) days of the date of receipt by the Borrower of the Bank's said notice, constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank, having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4 and any relevant provisions of 4.5 shall apply to prepayments made under this clause 8.2.1(a).

8.2.2	Valuation of Ships

Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Bank shall require, by an independent firm of shipbrokers appointed by the Bank in its sole discretion. Each such valuation shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Mortgaged Ship. Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuation shall be obtained.

8.2.3	Information

The Borrower undertakes with the Bank to supply to the Bank and to any such firm of shipbrokers such information concerning each Mortgaged Ship and its condition as such firm of shipbrokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and all costs in connection with any valuation of the Ships obtained pursuant to schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrower.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank's opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, the Borrower will not:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any of the Security Parties or any other person;

8.3.2	No merger

merge or consolidate with any other company or person or enter into any de-merger, amalgamation, corporate reconstruction or corporate redomiciliation of any kind whatsoever;

8.3.3	Disposals

sell, transfer, abandon lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or, when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3, material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Borrower taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than that conducted by it on the date of this Agreement;

8.3.5	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.6	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with, any of its Borrowed Money except for (a) Borrowed Money pursuant to the Security Documents and (b) Borrowed Money existing on the date of this Agreement advised by the Borrower to the Bank in writing prior to the date of this Agreement;

8.3.7	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents (except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.8	Loans

make any loans or grant any credit to any person or agree to do so save for normal trade credit in the ordinary course of business, or loans or advances made to any other member of the Group on an arm's length basis and in the ordinary course of business;

8.3.9	Sureties

permit any of its Indebtedness to be guaranteed or otherwise assured against financial loss by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.10	Share capital and distribution

(a)	purchase or otherwise acquire for value any shares of its capital or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders; or

(b)
declare or pay any dividends to any of its shareholders if an Event of Default has occurred or will or, in the opinion of the Bank, is likely to occur as a result of, or following, the declaration or payment of dividends;

8.3.11	Subsidiaries

form or acquire any Subsidiaries;

8.3.12	Shareholdings

change, cause or permit any change in, the legal and/or beneficial ownership of any of the shares in the Borrower or any Owner which would result in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor; or

8.3.13	Constitutional documents

permit, cause or agree to any material amendments or variation of its constitutional documents or any change of its corporate name.

9	Conditions

9.1	Documents and evidence

9.1.1
The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank.

9.1.2
The obligation of the Bank to advance the Loan shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the Loan, the documents and evidence specified in Part 2 of schedule 2, in form and substance satisfactory to the Bank.

9.2	General conditions precedent

The obligation of the Bank to make the Loan available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice, and at the time of the making of the Loan:

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) and (ii) clause 4 of each Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the Loan.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to the Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Breach of Insurances and certain other obligations: the relevant Owner or the Manager, as the case may be, any other person fails to obtain and/or maintain the Insurances (in accordance with the requirements of the relevant Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of any such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of any of the Owners, the Manager or any other person, or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 of this Agreement or any of the Corporate Guarantors commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5.2 or 5.3 of the Corporate Guarantee to which it is a party; or

10.1.3
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents to which it is a party (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.4
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party to which it is a party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents to which it is a party, is or proves to have been incorrect or misleading in any material respect; or

10.1.5
Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment), or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the relevant Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way such Relevant Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6
Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.7
Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8
Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to reduce or redeem any of its share capital or, in the case of any of the Owners or the Borrower, to purchase any of its share capital; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or

10.1.13	Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20
Material adverse change: there occurs, in the opinion of the Bank, a material adverse change in the financial condition or the operations of any Security Party or any other member of the Group, or the Group as a whole, by reference to their respective financial condition and operations existing on the date of this Agreement as described by any Security Party to the Bank in the negotiation of this Agreement or, in the case of the Aegean Champion Owner, in the negotiation of the Supplemental Agreement; or

10.1.21
Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and the relevant Owner shall fail to procure the release of such Mortgaged Ship within a period of seven (7) days thereafter; or

10.1.22	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank; or

10.1.23
Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24
Environment: the Borrower, any of the Owners and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank, reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or any other member of the Group or any other Relevant Party or the Group as a whole or on the security constituted by any of the Security Documents; or

10.1.25
P&I: the Borrower or any of the Owners or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any Ship is entered for insurance or insured against protection and indemnity risks (including all P&I risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where any Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26
Shareholdings: there is any change in the legal and/or beneficial ownership of any of the shares in any of the Owners or the Borrower which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor; or

10.1.27	Accounts: moneys are withdrawn from any Operating Account other than in accordance with clause 5 of the relevant Owner's Guarantee; or

10.1.28	Manager: any Ship is managed by any person, other than its Owner or in respect of matters set out in the Code, the Operator, without the prior written consent of the Bank; or

10.1.29	De-listing etc.: the shares of the AMPNI Guarantor are de-listed, or cease to trade or are suspended from trading (whether permanently or temporarily) on, the New York Stock Exchange; or

10.1.30
Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents; or

10.1.31
Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents to which it is a party or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Bank shall, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1	the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment at the time shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify the Bank, without prejudice to any of the Bank's other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Loan (or any part thereof) being made under clauses 4.2, 4.3, 8.2.1(a) or 12.1 or any other prepayment or repayment of the Loan (or part thereof) being made otherwise than on an Interest Payment Date relating to the part of the Loan being prepaid or repaid; or

11.1.4	the Loan not being made for any reason (excluding any default by the Bank) after the Drawdown Notice has been given,

including, in any such case, but not limited to any loss or expense sustained or incurred by the Bank in maintaining or funding the Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Commitment or any part thereof or any other amount owing to the Bank.

11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify the Bank on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrower shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national central bank to the extent that such compliance relates to the Commitment or the Loan or part thereof or deposits obtained by it to fund or maintain the whole or part of the Loan and such cost or loss is not recoverable by the Bank under clause 12.2.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make the Loan available or maintain its Commitment or fund the Loan, the Bank shall promptly give notice to the Borrower whereupon (a) the Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by the Bank with any Capital Adequacy Law, is to:

12.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Loan available or maintaining or funding all or part of the Loan; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4
reduce the Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank's obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6
require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand made at any time whether or not the Loan outstanding has been repaid, pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1	first, in or toward payment of all unpaid costs, expenses, fees and commissions which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3	thirdly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4
fourthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid or prepaid and which amounts are so payable under this Agreement;

13.1.5	fifthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.6	sixthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

13.2.1	The Borrower authorises the Bank (without prejudice to any of the Bank's rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of such Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrower to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2
The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.2.3	Nothing in this clause 13.2 shall be effective to create an Encumbrance or any other security interest.

13.3	Further assurance

The Borrower undertakes that the Security Documents shall, both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents, be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower's Security Documents, the provisions of this Agreement shall prevail.

14	Assignment, transfer and lending office

14.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors in title.

14.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

14.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an "Assignee") without the consent of the Borrower (the Borrower consenting to such assignment by its execution of this Agreement).

14.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a "Transferee") without the consent of the Borrower (the Borrower consenting to such transfer by its execution of this Agreement) and if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank's obligations under this Agreement.

14.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 14.3 or 14.4 the Borrower undertakes, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank's interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

14.6	Lending office

The Bank shall lend through its office at the address specified in the definition of "Bank" in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 14.6, the Bank shall notify the Borrower promptly of such change.

14.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower and the other Security Parties or any of them as the Bank shall consider appropriate.

15	Notices and other matters

15.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

15.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

15.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

15.1.3	be sent:

(a)	if to the Borrower at: 10 Akti Kondili 185 45 Piraeus Greece Fax No: +30 210 458 6242 Attn: Mr Apostolos Manitsas

(b)	if to the Bank at Piraeus Bank A.E. 47-49 Akti Miaouli street 185 36 Piraeus Greece Fax No: +30 210 429 2601 Attn: Relationship Manager

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

15.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

15.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

15.4	Waiver of Borrower's rights

The Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

15.4.1
exercise any right of subrogation, reimbursement and indemnity against any Owner or any other person liable under the Security Documents, whether in respect of any Indebtedness or intra-Group loans or otherwise;

15.4.2
demand or accept repayment in whole or in part of any Indebtedness (including intra-Group loans) now or hereafter due to such Borrower from any Owner or from any other person liable under the Security Documents or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

15.4.3	take any steps to enforce any right against any Owner or any other person liable under the Security Documents in respect of any such moneys; or

15.4.4
claim any set-off or counterclaim against any Owner or any other person liable under the Security Documents or claiming or proving in competition with the Bank in the liquidation of any Owner or any other person liable under the Security Documents or have the benefit of, or share in, any payment from or composition with, any Owner or any other person liable under the Security Documents or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of any Owner or other person liable under the Security Documents on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Bank shall deem appropriate.

16	Governing law and jurisdiction

16.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

16.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs. Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

16.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Form of Drawdown Notice

(referred to in clause 2.2)

To:	Piraeus Bank A.E. 47-49 Akti Miaouli 185 36 Piraeus Greece

[●] 2008

US$15,000,000 Loan

Loan Agreement dated 8 July 2008 (the "Loan Agreement")

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the Loan, namely $15,000,000 on [.] and select a first Interest Period in respect thereof of [.] months. The funds should be credited as follows: [insert details]

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in (i) clauses 7.1, clauses 7.2, and 7.3(b) of the Loan Agreement and (ii) clause 4 of each Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of the Loan will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)
there has been no material adverse change in our financial position or operations or in the financial position or the operations of the Corporate Guarantors or any other member of the Group or the Group as a whole, in each case from that described by us or any other Security Party to the Bank in the negotiation of the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of AEGEAN BUNKERING SERVICES INC.

Schedule 2
Documents and evidence required as conditions precedent to the
Commitment being made available

(referred to in clause 9.1)

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Security Documents to which such Security Party is, or is to be, a party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

2.1	being true and correct;

2.2	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party each duly convened and held;

2.3	not having been amended, modified or revoked; and

2.4	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrower's consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance by the Borrower of the other Borrower's Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Security Documents

the Corporate Guarantees and the Operating Account Pledges, each duly executed;

8	Operating Accounts

evidence that the Operating Accounts have been opened, together with duly completed mandate forms in respect thereof;

9	Arrangement fee

evidence that any part of the arrangement fee due under clause 5.1 has been paid;

10	Borrower's process agent

a letter from the Borrower's agent for receipt of service of proceedings referred to in clause 16.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrower's agent;

11	Security Parties' process agent

a letter from each Security Party's agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party's agent;

12	Greek legal opinion

an opinion of Mr John Charalambides, special legal adviser on matters of Greek law to the Bank;

13	Liberian and Marshall Islands legal opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank; and

14	Further matters or opinions

any such other matter or further opinion as may be required by the Bank.

Part 2

1	Ship conditions

Evidence that each Ship:

1.1	Registration and Encumbrances

is registered in the name of the relevant Owner through the relevant Registry under the laws and flag of the relevant Flag State and that each Ship and its Earnings, Insurances and Requisition Compensation (each such term as defined in the relevant Ship Security Documents) are free of Encumbrances (subject to the First Mortgage Documents in the case of Aegean Champion only);

1.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

1.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the relevant Ship);

2	Ship Security Documents

the Ship Security Documents for each Ship duly executed;

3	Mortgage registration

evidence that the relevant Mortgage has been registered against each Ship through the relevant Registry under the laws and flag of the relevant Flag State;

4	Notices of assignment

copies of duly executed notices of assignment required by the terms of the Ship Security Documents in respect of each Ship and in the forms prescribed by each such Ship Security Document;

5	Insurance opinion

an opinion from insurance consultants to the Bank, on the insurances effected or to be effected in respect of each Ship upon and following the drawdown of the Loan;

6	Security Parties' process agent

a letter from each Security Party's agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party's agent;

7	Disbursement Acknowledgement

a Disbursement Acknowledgement in respect of the Loan;

8	DOC and application for SMC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Owner of the DOC issued to the Operator of each Ship and either (i) a certified copy of the SMC for each Ship or (ii) evidence satisfactory for the Bank that the Operator has applied to the relevant authority for an SMC for each Ship to be issued pursuant to the Code within any time limit required or recommended by such authority;

9	ISPS Code compliance

9.1	evidence satisfactory to the Bank that each Ship is subject to a ship security plan which complies with the ISPS Code; and

9.2
a copy certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date) as a true and complete copy by an officer of the relevant Owner of the ISSC for each Ship and the continuous synopsis record required by the ISPS Code in respect of each Ship;

10	Arrangement fee

evidence that any part of the arrangement fee due under clause 5.1 has been paid;

11	Greek legal opinion

an opinion of Mr John Charalambides, special legal adviser on matters of Greek law to the Bank;

12	Liberian and Marshall Islands legal opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank;

13	Valuations

a valuation of each Ship made at the cost of the Borrower in the manner referred to in clause 8.2.2; and

14	Further matters/opinions

any such other matter or further opinion as may be required by the Bank.

Schedule 3

Form of Disbursement Acknowledgement

To:	Piraeus Bank A.E. 47-49 Akti Miaouli 185 36 Piraeus Greece

20[●]

Dear Sirs

US$15,000,000 Loan
Loan Agreement dated 8 July 2008 (the "Loan Agreement")

We refer to the above Loan Agreement and the Drawdown Notice dated [•] 2008 a copy of which is attached hereto. We hereby confirm and acknowledge disbursement and remittance by you of the amount of $[•] in the manner and on the date specified in the said Drawdown Notice.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

Yours faithfully,

For and on behalf of AEGEAN BUNKERING SERVICES INC.

Agreed and acknowledged by:

For and on behalf of AEGEAN MARINE PETROLEUM NETWORK INC. (as Corporate Guarantor)

For and on behalf of AEGEAN SHIP III MARITIME COMPANY (as Corporate Guarantor)

For and on behalf of AEGEAN SHIP VIII MARITIME COMPANY (as Corporate Guarantor)

For and on behalf of AEGEAN SHIP XII MARITIME COMPANY (as Corporate Guarantor)

Schedule 3

Form of Collateral Guarantee

14

Private & Confidential

	Dated 29 June 2012

	AMP MARITIME S.A.	(1)

	and

	PIRAEUS BANK A.E.	(2)

	CORPORATE GUARANTEE

		NORTON ROSE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	6

5	Undertakings and Operating Account	10

6	Set-off	14

7	Benefit of this Guarantee	14

8	Notices and other matters	15

9	Law and jurisdiction	16

THIS GUARANTEE is dated 29 June 2012 and made BETWEEN:

(1)	AMP MARITIME S.A. (the "Guarantor"); and

(2)	PIRAEUS BANK A.E. as bank (the "Bank").

WHEREAS:

(A)
by a loan agreement dated 8 July 2008 as amended and restated by a supplemental agreement dated 29 June 2012 (together, the "Agreement") and made between (i) Aegean Bunkering Services Inc. (therein and herein referred to as the "Borrower") as borrower and (ii) the Bank, the Bank agreed (inter alia) to make available to the Borrower, upon the terms and conditions therein contained, a loan of up to US$15,000,000; and

(B)	the execution and delivery of this Guarantee is one of the conditions precedent to the Bank making the Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

"Bank" means Piraeus Bank A.E., a company incorporated in Greece with its registered office at 4 Amerikis, 105 64 Athens, acting for the purposes of this Guarantee through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece and includes its successors in title and its Assignees and/or Transferees;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrower or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

 "Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

"Guarantor" means AMP Maritime S.A. of 80 Broad Street, Monrovia, the Republic of Liberia and includes its successors in title;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

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"Operating Account" means a Dollar account of the Guarantor opened or (as the context may require) to be opened with the Bank with account number 5104-046257-080USD and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for the purposes of this Guarantee and is the "Operating Account" in respect of the Guarantor and its Ship referred to in the Agreement;

"Operating Account Pledge" means a first priority pledge executed or (as the context may require) to be executed by the Guarantor in favour of the Bank in respect of (inter alia) the Operating Account;

"Permitted Encumbrance" means any Encumbrance in favour of the Mortgagee created pursuant to the Security Documents, any Encumbrance in favour of the First Mortgagee created pursuant to the First Mortgage Documents and Permitted Liens;

"Relevant Jurisdiction" means any jurisdiction in which or where the .Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

"Ship" means the 1991-built, 23,400 (approximately) dwt double-hull oil tanker Aegean Champion, owned by the Guarantor and registered in its ownership through the Registry under the laws and flag of the Flag State with IMO Number 9010802.

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Bank, at the request (inter alios) of the Guarantor, making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrower pursuant to the Agreement, the Guarantor hereby guarantees to pay to the Bank, on demand by the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrower to the Bank under or pursuant to the Agreement and the other Security Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Bank or purchased or otherwise acquired by the Bank, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Borrower, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrower which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrower on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular

2

exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrower or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrower) the Guarantor shall nevertheless be liable to the Bank in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal debtor in respect thereof, The Guarantor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrower to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Bank, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrower have been paid or discharged in full, it will not take or receive the benefit of any security from the Borrower or any other person in respect of their obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Bank in the event of it not being paid when demanded but without prejudice to any right of the Bank to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Bank by the Borrower and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Bank; and

2.6.3
not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrower or any other person liable;

2.7.2
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any

3

compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other person liable; or

2.7.3
any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral instruments

The Bank shall not be obliged to make any claim or demand on the Borrower or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Bank enforcing this Guarantee and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor's rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Bank, it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrower or any other person liable;

2.9.2
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Borrower or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrower or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4
claim any set-off or counterclaim against the Borrower or any other person liable or claim or prove in competition with the Bank in the liquidation of the Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrower or any other person liable or any other Collateral Instrument now or hereafter held by the Bank for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the Borrower or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Bank shall deem appropriate.

The Guarantor also hereby waives unconditionally and unreservedly its rights under Articles 855, 861, 862, 863, 866, 867 and 868 of the Greek Civil Code.

2.10	Application and suspense accounts:

All moneys received by the Bank (whether before or after any Incapacity of the Borrower or the Guarantor) under or pursuant to any of the Security Documents to which the Guarantor is, or is to be, a party and expressed to be applicable in accordance with the provisions of this clause 2.10, shall be applied or, as the context may require, used by the Bank in the following manner:

2.10.1	first, in or towards the Expenses (as defined in the Mortgage);

2.10.2	secondly, in or towards any part of the Guaranteed Liabilities which has become due and payable; and

4

2.10.3
the surplus (if any) may be held by the Bank as continuing security for the Guaranteed Liabilities for a further application in accordance with clauses 2.10.1, 2.10.2 and 2.10.3 as and when any further Expenses are incurred and/or any further part of the Guaranteed Liabilities falls due,

Provided however that any money received by the Bank in connection with this Guarantee (whether before or after any Incapacity of the Borrower or of the Guarantor) may be placed to the credit of a suspense account (and in the event that the Bank so places funds to such suspense account, such account should be interest bearing) with a view to preserving the rights of the Bank to prove for the whole of their claims against the Borrower or the Guarantor or any other person liable or may be applied in or towards satisfaction of such part of the Guaranteed Liabilities as the Bank may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Borrower or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9 the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

2.13	Retention of this Guarantee

The Bank shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Bank may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account as the Bank may specify in writing to the Guarantor from time to time.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Bank (or if the Bank is required to make any such deduction or withholding from a payment of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

5

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of the Republic of Liberia as a Liberian corporation, and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power to guarantee

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee and the other Security Documents to which it is a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

4.1.3	Binding obligations

this Guarantee and the other Security Documents to which it is or is to be a party constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee and the other Security Documents to which it is a party by the Guarantor will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the Guarantor's constitutional documents or (d) result in the creation or imposition of or oblige the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the Guarantor's undertakings, assets, rights or revenues;

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4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor which could have a material adverse effect on the business, assets or financial condition of the Guarantor;

4.1.6	No filings required

save for the registration of the relevant Mortgage over the Ship with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party and this Guarantee and each such other Security Document is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice by the Guarantor of English law to govern this Guarantee and the other Security Documents to which the Guarantor is or is to be a party (other than the relevant Mortgage over the Ship and the Operating Account Pledge), the choice of Liberian law to govern the relevant Mortgage over the Ship and the choice of Greek law to govern the Operating Account Pledge, and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the other Security Documents to which the Guarantor is or is to be a party or the performance by the Guarantor of its obligations under this Guarantee and each such other Security Document has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

4.1.10	Shareholding

the Guarantor is a wholly-owned Subsidiary of the AMPNI Guarantor; and

4.1.11	No material adverse change

there has been no material adverse change in the financial position of the Guarantor from that described to the Bank by the Borrower and/or the Guarantor in the negotiation of the Supplemental Agreement and this Guarantee.

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4.2	Initial representations and warranties

The Guarantor further represents and warrants that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Bank in connection or with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, and all expressions or opinions contained therein genuinely reflect the opinion of the directors and the senior management of the Guarantor and are based on reasonable assumptions; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.24	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party or any document or instrument to be executed or delivered under this Guarantee or any of the other Security Documents;

4.2.5	No Default

no Default has occurred and is continuing,

4.2.6	The Ship

the Ship will, on the date of this Guarantee, be:

(a)	in the absolute ownership of the Guarantor who will, on and after such date, be the sole, legal and beneficial owner of the Ship;

(b)	permanently registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all conditions, requirements and recommendations of the relevant Classification Society;

4.2.7	Ship's employment

the Ship is not nor will, on or before the date of this Guarantee, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the

8

Bank and (subject to the First Mortgage Documents), on or before the date of this Guarantee, there will not be any agreement or arrangement whereby the Earnings of the Ship may be shared with any other person;

4.2.8	Freedom from Encumbrances

(subject to the First Mortgage Documents) neither the Ship, nor its Earnings, Insurances, Requisition Compensation nor the Operating Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date of this Guarantee, subject to any Encumbrance (other than Permitted Encumbrances);

4.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(a)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Guarantor nor any other Relevant Party nor, to the best of the Guarantor's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Guarantor or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

4.2.10	No Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Guarantor's knowledge and belief, threatened against the Guarantor or the Ship or any other Relevant Party or any other Relevant Ship or, to the best of the Owner's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

4.2.11	No potential Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Guarantor's knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim; and

4.2.12	ISPS Code

the Guarantor has a valid and current ISSC in respect of the Ship and the Ship shall be in compliance with the ISPS Code.

4.3	Repetition of representations and warranties

On and as of each day from the date of this Guarantee until all moneys due or owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including

9

this Guarantee) have been paid in full and while all or any part of the Commitment remains outstanding, the Guarantor shall be deemed to repeat the representations and warranties in clause 4.1 as if made with reference to the facts and circumstances existing on each such day.

5	Undertakings and Operating Account

5.1	General

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement or the other Security Documents (including this Guarantee) and while all or any part of the Commitment remains outstanding, it will:

5.1.1	Notice of default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Guarantee or any other Security Document to which it is a party and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences

without prejudice to clause 4.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, Or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Guarantee or any other Security Document to which it is a party;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.1.6, at all times rank -at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require at the time of issue thereof every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors in general;

5.1.5	Provision of other information

provide the Bank with such financial and other information concerning the Guarantor, the Ship, the Borrower, the other Security Parties, the other members of the Group, the Group as a whole and their respective commitments, operations and affairs, as the Bank may from time to time reasonably require;

5.1.6	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents to which it is a party;

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5.1.7	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

5.1.8	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of the Ship;

5.1.9	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to the Ship of an SMC or the receipt by the Guarantor or any Operator of notification that its application for the same has been refused; and

5.1.10	ISPS Code compliance

and will procure that any Operator will:

(a)	maintain at all times thereafter, maintain a valid and current ISSC respect of the Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship; and

(c)	procure that the Ship complies with the ISPS Code at all times.

5.2	Negative undertakings

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including this Guarantee) and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance and subject to the First Mortgage Documents) by the Guarantor to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Guarantor or any other person;

5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or any corporate reconstruction or redomiciliation of any kind;

5.2.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 5.2.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Guarantor) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

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5.2.4	Other business

undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to third parties;

5.2.5	Acquisitions

acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Guarantor in the ordinary cause of its business of owning, operating and chartering the Ship;

5 2.6	Other obligations

incur any obligations except for obligations arising under the Ship Security Documents in respect of its Ship or the other Security Documents to which it is a party or the First Loan Agreement and the First Mortgage Documents or contracts entered into in the ordinary course of its business;

5.2.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents or the First Loan Agreement and the First Mortgage Documents;

5.2.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents or the First Loan Agreement and the First Mortgage Documents;

5.2.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship;

5.2.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

5.2.11	Sureties

permit any Indebtedness of the Guarantor to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship);

5.2.12	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or, following the occurrence of an Event of Default which is continuing, declare or pay any dividends or distribute any of its present or future assets, undertaking rights or revenues to any of its shareholders; or

12

5.2.13	Subsidiaries

form or acquire any Subsidiaries.

5.3	Operating Account

The Guarantor undertakes with the Bank that it will:

5.3.1	on or before the date of this Guarantee, open the Operating Account; and

5.3.2	procure that all moneys payable to the Guarantor in respect of the Earnings (as defined in the Mortgage) of the Ship shall, unless and until the Bank directs to the contrary pursuant to clause 2.1.1 of the General Assignment, be paid to the Operating Account. Provided however that if any of the moneys paid to the Operating Account are payable in a currency other than Dollars, the Bank shall (and the Guarantor hereby irrevocably and unconditionally authorises and instructs the Bank to) convert such moneys into Dollars at the Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

5.4	Operating Account: withdrawals

Unless the Bank otherwise agrees in writing, the Guarantor shall not be entitled to withdraw any moneys from the Operating Account at any time from the date of this Guarantee and for so long as any moneys are owing actually or contingently under this Guarantee or any of the other Security Documents save that unless and until a Default shall occur and the Bank shall direct to the contrary, the Guarantor (subject to the terms of the First Loan Agreement and the Security Documents (as defined in the First Loan Agreement)) may withdraw moneys from the Operating Account for the following purposes (and, in respect of the payments referred to in clause 5.4.1 and clause 5.4.2, the Guarantor hereby irrevocably authorised and instructs the Bank at its discretion to effect any such transfer):

5.4.1	to pay any amounts payable to the First Mortgagee pursuant to the First Loan Agreement and the Security Documents (as defined in the First Loan Agreement);

5.4.2	to pay any amount in or towards payments of any instalments of interest or principal in respect of the Loan or any other amounts then payable pursuant to the Agreement or any of the other Security Documents;

5.4.3	to pay the proper and reasonable operating expenses of the Ship;

5.4.4	to pay the proper and reasonable expenses of administering its affairs; and

5.4.5	to make any payment of dividends unless an Event of Default has occurred and is continuing.

5.5	Application of account

At any time after the occurrence of an Event of Default and following a demand made by the Bank under clause 2.1, the Bank may, without notice to the Guarantor, instruct the Bank to apply all moneys then standing to the credit of the Operating Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 13.1 of the Agreement or the Bank may credit the same to a suspense account pursuant to and in accordance with clause 2.10.

5.6	General terms

5.6.1	Amounts standing to the credit of the Operating Account shall (unless otherwise agreed between the Bank and the Guarantor) bear interest at the rates from time to time offered by

13

the Bank to its customers for Dollar deposits in comparable amounts for comparable periods in comparable accounts. Interest shall accrue on the Operating Account from day to day and be calculated on the basis of actual days elapsed and a 360 day year and shall be credited to the Operating Account at such times as the Bank and the Guarantor shall agree.

5.6.2	No withdrawal may be made from the Operating Account if the Operating Account is overdrawn or would become overdrawn as a result of such withdrawal.

5.7	Pledging of account

The Operating Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the relevant Operating Account Pledge.

6	Set-off

The Guarantor authorises the Bank, at any time and without notice to the Guarantor, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Bank under this Guarantee. For this purpose the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 6. The Bank shall notify the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Bank and its successors in title Assignees and/or Transferees. The Guarantor expressly acknowledges and accepts the provisions of clause 14 of the Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of the Bank

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or Assignees or Transferees of the Bank in the same manner as if such successor in title or Assignees or Transferees had been named in this Guarantee as a party instead of, or in addition to, the Bank.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Bank may without the consent of the Guarantor disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Guarantee such information about the Guarantor as the Bank shall consider appropriate.

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8	Notices and other matters

8.1	Notice

Clause 15 of the Agreement shall apply to this Guarantee as if set out herein save that every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

c/a Aegean Bunkering Services Inc.
10 Akti Kondili
185 45 Piraeus
Greece
Fax:            +30 210 458 6242

Attention: Mr. Apostolos Manitsas

8.1.2	if to the Bank at:

Piraeus Bank A.E.
47-49 Akti Miaouli
185 36 Piraeus
Greece
Fax:             +30 210 429 2601
Attention:   Relationship Manager

or to such other address or facsimile number as is notified by the Guarantor or the Bank to the other parties to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.1	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

8.2	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Bank.

8.3	Expenses

The Guarantor agrees to reimburse the Bank on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to the enforcement of this Guarantee against the Guarantor.

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8.4	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

8.5	Miscellaneous

8.5.1
This Guarantee contains the entire agreement of the parties and its provisions supersede any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Guarantee.

8.5.2
This Guarantee and its terms and provisions shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing or even date herewith or subsequent hereto executed by or on behalf of the parties hereto.

9	Law and jurisdiction

9.1	Law

This Guarantee and any non-contractual obligations in connection with this Guarantee are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Bank that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Guarantor may have against the Bank arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
By	)
duly authorized for and on behalf of	)
AMP MARITIME S.A.	)	Attorney-in-fact
in the presence of	)

Witness
Name:

EXECUTED as a DEED	)
By	)	Authorised Signatory
and by	)
duly authorized for and on behalf of	)
PIRAEUS BANK A.E.	)
in the presence of:	)	Authorised Signatory

Witness
Name:

17

Schedule 4

Form of Collateral Mortgage

15

Private & Confidential

	Dated 29 June 2012

	AMP MARITIME S.A.	(1)

	and

	PIRAEUS BANK A.E.	(2)

	SECOND PREFERRED LIBERIAN SHIP MORTGAGE on m.v. Aegean Champion

		NORTON ROSE

Contents
Clause		Page

1	Definitions	2

2	Grant, conveyance and mortgage	5

3	Covenants to pay and perform	6

4	Continuing security and other matters	6

5	Covenants	7

6	Powers of Mortgagee to protect security and remedy defaults	14

7	Powers of Mortgagee on Event of Default	15

8	Application of moneys	16

9	Remedies cumulative and other provisions	16

10	Costs and indemnity	17

11	Attorney	17

12	Further assurance	18

13	Total amount and maturity	18

14	Law, jurisdiction and other provisions	18

15	Other provisions	18

16	Notices	19

Schedule 1 The Loan Agreement		20

Schedule 2 The Corporate Guarantee		21

THIS SECOND PREFERRED SHIP MORTGAGE is made the 29 day of June 2012.

BY:

(1)	AMP MARITIME S.A., a company incorporated under the laws of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner");

IN FAVOUR OF

(2)
PIRAEUS BANK A.E., a company incorporated under the laws of Greece, whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Mortgage through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee").

WHEREAS:

(A)
the Owner is the sole, absolute and (save for the First Mortgage hereinafter mentioned) unencumbered, legal and beneficial owner of the whole of the m.v. Aegean Champion documented under the laws and flag of the Republic of Liberia, Official Number 14289 of 8078 gross tons and 14332 net tons;

(B)	the Ship is subject to the First Mortgage described in clause 1.2;

(C)
by a loan agreement dated 8 July 2008 as amended and restated by a supplemental agreement dated 29 June 2012 (together the "Loan Agreement") and made between (1) Aegean Bunkering Services Inc. as borrower (therein and herein referred to as the "Borrower") and (2) the Mortgagee as lender (therein referred to as the "Bank") (a copy of the form of which amended and restated Loan Agreement without its schedules is annexed hereto as schedule 1), the Mortgagee agreed (inter alia) to make available to the Borrower upon the terms and conditions therein contained, a loan in the maximum principle amount outstanding at any one time of Fifteen million Dollars ($15,000,000);

(D)
pursuant to the Loan Agreement, the Mortgagee as of the date hereof advanced or will advance to the Borrower (and the Borrower is indebted to the Mortgagee in) a total principal amount of Fifteen million Dollars ($15,000,000) repayable (together with interest (as provided in clause 3.1 of the Loan Agreement or as otherwise provided in the Loan Agreement) thereon) in accordance with the terms and conditions of the Loan Agreement;

(E)
by a corporate guarantee (the "Corporate Guarantee") dated 29 June 2012 and executed by the Owner (therein referred to as "Guarantor") in favour of the Mortgagee (a copy of the form of which Corporate Guarantee is annexed hereto as schedule 2), the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrower to the Mortgagee under the Loan Agreement and the other Security Documents; and

(F)
the Owner in order to secure the repayment of the said principal amount and interest thereon, and all other sums of money from time to time owing to the Mortgagee under the Corporate Guarantee and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee, the Loan Agreement and the other Security Documents has duly authorised the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended.

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Mortgage.

1.2	Definitions

In this Mortgage unless the context otherwise requires:

"Approved Brokers" means such firm or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Mortgage;

"Casualty Amount" means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Collateral Management Agreement" means an agreement in a form approved in writing by the Mortgagee and made or (as the context may require) to be made between the Owner and the Manager, providing for the Manager to manage the Ship;

"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances defined in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Loan Agreement, this Mortgage, the General Assignment or any of the other Security Documents or otherwise payable by the Owner in accordance with clause 10 or clause 8 of the General Assignment; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

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"First General Assignment" means the first priority deed of assignment dated 30 March 2011 made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings (as each such term is defined therein) of the Ship;

"First Loan" means the principal amount outstanding under the First Loan Agreement at any relevant time;

"First Loan Agreement" means the facility agreement dated 30 March 2011 as amended and supplemented from time to time, made between the Borrower and the Mortgagee as lender, whereby the Mortgagee agreed to make available to the Borrower, upon the terms and conditions therein contained, an overdraft facility of up to Ten million Dollars ($10,000,000);

"First Mortgage" means the first preferred Liberian mortgage on the Ship dated 30 March 2011 executed by the Owner in favour of the Mortgagee and recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia at New York, New York on 30 March 2011 at 09:31 AM E.D.S.T. in Book PM 63, at page 210;

"First Mortgage Documents" means, together, the First Mortgage and the First General Assignment;

"General Assignment" means the second priority deed of assignment bearing even date herewith made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings of the Ship;

"Guaranteed Liabilities" has the meaning ascribed to it in the Corporate Guarantee;

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan Agreement" means the loan agreement dated 8 July 2008 mentioned in Recital. (B) hereto, as amended and/or supplemented and/or restated from time to time;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 to the General Assignment or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

"Mortgagee" includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 2 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities, the Loan and interest accrued and accruing thereon, the Expenses, and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, this Mortgage and the other Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

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"Permitted Encumbrance" means any Encumbrance in favour of the Mortgagee created pursuant to the Security Documents, any Encumbrance in favour of the Mortgagee created pursuant to the First Mortgage Documents and Permitted Liens;

"Requisition Compensation" means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Corporate Guarantee, the Loan Agreement, this Mortgage, the General Assignment and any other such document as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities and all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower and/or any other Security Party (including the Owner) pursuant to the Loan Agreement and/or the Corporate Guarantee and/or the other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Ship" means the vessel described in Recital (A) hereto and includes any interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid; and

"Total Loss" means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the

Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity or by persons acting or purporting to act on behalf of any Government Entity unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

1.3	Insurance terms

In clause 5.1.1:

1.3.1
"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

1.3.2
"protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls (Time) (1/11/95) attached or similar cover.

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1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

1.5	Construction of certain terms

In this Mortgage, unless the context otherwise requires

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Mortgage and references to this Mortgage include its schedules;

1.5.2
references to (or to any specified provision of) this Mortgage or any other documents shall be construed as references to this Mortgage, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.6	Conflict with Loan Agreement

This Mortgage shall be read together with the Loan Agreement and the Corporate Guarantee and in the event of any conflict between (a) either of such two instruments and (b) this Mortgage, the provisions of the former shall prevail over the provisions of the latter provided however, that this Mortgage shall always be governed by Liberian law.

2	Grant, conveyance and mortgage

For good and valuable consideration (receipt of which is hereby acknowledged by the Owner) and, pursuant to the Corporate Guarantee and the Loan Agreement and in order to secure the repayment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee and in the Loan Agreement and supplemental thereto, express or implied, the Owner has granted, conveyed and mortgaged, subject and subordinate to the liens and all terms, provisions and conditions of the First Mortgage, and does by these presents grant, convey and mortgage unto the Mortgagee, the whole of the Ship TO HAVE AND TO HOLD the same unto the Mortgagee forever, upon the terms herein set forth, for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee and the Loan Agreement and supplemental thereto, express or implied.

PROVIDED ONLY, and the condition of these presents is such that, if the Owner shall pay or cause to be repaid to the Mortgagee, the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Corporate Guarantee and this Mortgage and supplemental thereto, expressed or implied to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

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IT IS NOT INTENDED that this Mortgage shall cover, and this Mortgage shall not cover, property other than the Ship as the term "Vessel" is used in Sub-division 1 of Section 106 of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended.

3	Covenants to pay and perform

3.1	For the consideration aforesaid the Owner hereby covenants with the Mortgagee as follows:

3.1.1	the Owner will pay to the Mortgagee any sums payable by the Owner pursuant to the Corporate Guarantee at the times and in the manner specified in the Corporate Guarantee;

3.1.2
the Owner will pay to the Mortgagee interest on any such sum and overdue interest or other moneys payable under the Corporate Guarantee at the rates, at the times and in the manner specified in the Corporate Guarantee;

3.1.3
the Owner will pay the full amount of all other moneys comprising the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee, the Loan Agreement and this Mortgage;

3.1.4
the Owner will pay interest at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee) on any moneys which are by this Mortgage expressed to be payable on demand and which are not paid forthwith on demand being made as from the date of demand until payment (both before and after any judgment) provided however that this provision shall not affect the right of the Mortgagee to receive that part of its Expenses as comprises interest from such date prior to demand being made as is referred to in the definition of Expenses; and

3.1.5	the Owner will keep, perform and observe the covenants and provisions of the Corporate Guarantee and this Mortgage.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Mortgage shall:

4.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Corporate Guarantee, the Loan Agreement or this Mortgage, express or implied, and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

4.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

4.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

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4.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, this Mortgage, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

4.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which the Mortgagee may at any time be entitled under this Mortgage.

4.4	Waiver of rights

The Owner hereby waives any rights under the provisions of the laws of a given country which require the Mortgagee to levy execution against the Owner or make any demand or claim against the Owner prior to the enforcement of rights under this Mortgage.

5	Covenants

5.1	The Owner further covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee (and permitted by the First Mortgage), in the joint names of the Owner and the Mortgagee and, if so required by the Mortgagee, in the joint names of the Owner, the Mortgagee and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls):

(i)	against fire and usual marine risks (including, without limitation, hull and machinery, interest, freight and excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of (A) the market value of the Ship for the time being (as most recently determined by the Mortgagee pursuant to clause 8.2.2 of the Loan Agreement) and (B) such amount which, when aggregated with the equivalent insurance for the other Mortgaged Ships, shall be equal to at least one hundred and twenty five per cent (125%) of the aggregate of (1) the Loan and (2) the First Loan) and upon such terms (and which for the avoidance of doubt shall include a blocking and trapping clause) as shall from time to time be approved in writing by the Mortgagee;

(ii)	against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship,

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (aa) any mortgagee's interest insurance (including, if the Mortgagee shall so require,

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mortgagee's additional perils (all P & I risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding, when aggregated with the equivalent insurance effected in connection with the other Mortgaged Ships, one hundred and ten per cent (110%) of the aggregate of (A) the Loan and (B) the First Loan) as it shall deem desirable; and (bb) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said mortgagee's interest insurance which shall be effected through brokers nominated by the Mortgagee) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 5.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of 'the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

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(g)	Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which 'the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee,

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 5.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(l)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

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(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2	Ship's name and registration

not to change the name of the Ship and to keep the Ship registered as a Liberian ship and not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Liberian flag and not to register the Ship or permit its registration under any other flag without the prior written consent of the Mortgagee;

5.1.3	Repair

to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

5.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5	Maintenance of class; compliance with regulations

to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of Liberia or otherwise applicable to the Ship;

5.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

5.1.7	Inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose (but at the cost of the Owner), may board the Ship at all reasonable times for the purpose of inspecting her and her records and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

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5.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

5.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Liberian law or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

5.1.10	Information

promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

5.1.11	Notification of certain events

to notify the Mortgagee forthwith by fax thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

(h)
the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstance which may give rise to any such Environmental Claim;

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5.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

5.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Mortgagee;

5.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

5.1.15	Chartering

not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arms' length terms;

5.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.17	Payment of Earnings

subject always to the First Mortgage Documents, to procure that the Earnings are paid to the Mortgagee at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents after the Mortgagee shall have directed pursuant to clause 2.1.1 of the General Assignment that the same shall no longer be receivable by the Owner and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

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5.1.18	Repairers' liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

5.1.19	Manager

not without the prior written consent of the Mortgagee to appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the Collateral Management Agreement in respect of the Ship;

5.1.20	Compliance with Liberian law

to cause this Mortgage to be recorded with the Deputy Commissioner for Maritime Affairs of the Republic of Liberia as prescribed by Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended and otherwise to comply with and satisfy all the requirements and formalities established by the said Liberian Code of Laws and any other pertinent legislation of the Republic of Liberia to perfect this Mortgage as a valid and enforceable first and preferred lien upon the Ship and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the Owner's compliance with the provisions of this sub-clause;

5.1.21	Notice of Mortgage

to place and at all times and places use due diligence to retain a properly certified copy of this Mortgage (which shall form part of the Ship's documents) on board the Ship with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the chart room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

"NOTICE OF MORTGAGE

This Vessel is covered by a Second Preferred Mortgage to PIRAEUS BANK A.E. of 4 Amerikis, 105 64 Athens, Greece acting through its office at 47-49 Akti Miaouli, 185 36 Piraeus Greece, under authority of Title 21 of the Liberian Code of Laws Revised as amended. Under the terms of the said Mortgage neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage"

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage;

5.1.22	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Mortgage, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

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5.1.23	Anti-drug abuse

without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

5.1.24	Compliance with Environmental Laws

to comply with, and to procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws in relation to the Ship including, without limitation, requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing and establishment of financial responsibility and to obtain and comply with, and to procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals in relation to the Ship; and

5.1.25	Survey reports

to deliver to the Mortgagee at intervals of not less than twelve (12) months a report prepared by surveyors or inspectors acceptable to the Mortgagee in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Mortgagee that any recommendations made in such reports have been complied with, or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with.

6	Powers of Mortgagee to protect security and remedy defaults

6.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Security Documents and all Expenses attributable thereto shall be payable by the Owner on demand, together with interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgment.

6.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 6.1 but subject always to the First Mortgage:

6.2.1
if the Owner fails to comply with any of the provisions of clause 5.1.1, the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with;

6.2.2
if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

6.2.3
if the Owner fails to comply with any of the provisions of clause 5.1.8, the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem

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expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions,

and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

7	Powers of Mortgagee on Event of Default

7.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled upon demand made by the Mortgagee in accordance with the provisions of the Corporate Guarantee to declare the Outstanding Indebtedness to be due and payable immediately whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Mortgagee shall have given any such notice) the Mortgagee shall become forthwith entitled as and when it may see fit (but subject to the rights of the Mortgagee under the First Mortgage Documents), to put into force and exercise all or any of the rights, powers and remedies possessed by it as mortgagee of the Ship or otherwise (whether at law, by virtue of this Mortgage or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1
to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended and all applicable laws of any other jurisdiction;

7.1.2	to take possession of the Ship;

7.1.3
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

7.1.4
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Ship, her Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

7.1.5
to discharge, compound, release or compromise claims in respect of the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof;

7.1.6
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

7.1.7
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.8	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

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7.2	Dealings with Mortgagee

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clauses 7.1.6 or 11.1, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage or whether the Mortgagee has made a demand for payment under the provisions of the Corporate Guarantee and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner, and all persons claiming through or under the Owner.

8	Application of moneys

8.1	Application

All moneys received by the Mortgagee in respect of the sale of the Ship or any share or interest therein or in respect of the employment of the Ship pursuant to the provisions of clause 7.1.7 (or otherwise pursuant to the provisions of this Mortgage) and all moneys received and retained by the Mortgagee in respect of the Insurances pursuant to this Mortgage (subject to the rights of the Mortgagee under the First Mortgage Documents), shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Mortgagee in the manner specified in clause 2.10 of the Corporate Guarantee.

8.2	Shortfall

In the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable therefor.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under the Corporate Guarantee or this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in the Corporate Guarantee and this Mortgage are cumulative and are not exclusive of any remedies provided by law.

9.2	Preferred status

Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision or portion to such extent shall be void and of no effect.

9.3	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Corporate Guarantee or this Mortgage (including the power vested in it by virtue of clause 11) in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

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9.4	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Mortgagee shall (subject to the First Mortgage Documents) be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Costs and indemnity

10.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, the Corporate Guarantee or this Mortgage or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of the Corporate Guarantee or this Mortgage.

10.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising • which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or otherwise in connection with such powers or with this Mortgage or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Corporate Guarantee or this Mortgage.

11	Attorney

11.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, this Mortgage or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship). The power of attorney hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided however that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

11.2	Dealings with attorney

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened,

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and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

11.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Mortgage in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

12	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Ship or perfecting the security constituted or intended to be constituted by this Mortgage or contemplated by the Corporate Guarantee.

13	Total amount and maturity

For the purpose of recording this Second Preferred Mortgage as required by Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended the total amount is Fifteen million Dollars ($15,000,000), which is the maximum principal amount that may be outstanding at any one time under the Corporate Guarantee and the Loan Agreement and interest thereon, Expenses and performance of mortgage covenants. The date of maturity is on demand and the discharge amount is the same as the total amount.

14	Law, jurisdiction and other provisions

14.1	Law

This Mortgage is governed by, and shall be construed and enforceable in accordance with, the laws of the Republic of Liberia.

14.2	Submission to jurisdiction

For the benefit of the Mortgagee, the Owner irrevocably and unconditionally submits to the in personam jurisdiction of the English courts and the courts having competent jurisdiction of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Mortgage for the amount of Outstanding Indebtedness or for any deficiency in the full payment thereof (including any non-contractual obligations connected with this Mortgage). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner or the Ship in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15	Other provisions

15.1	Severability

If any provision in the Corporate Guarantee, the Loan Agreement, this Mortgage or any of the other Security Documents be or becomes invalid or unenforceable under any applicable law the provisions hereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the

18

requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Corporate Guarantee, the Loan Agreement, this Mortgage and each of the other Security Documents shall be valid, binding and enforceable in accordance with their respective terms.

15.2	Counterparts

This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute one and the same instrument.

16	Notices

Every notice, request, demand or other communication under this Mortgage shall:

16.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.2
be deemed to have been received, subject as otherwise provided herein, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.3	be sent:

16.3.1	to the Owner at:

c/o Aegean Bunkering Services Inc.
10 Akti Kondili
185 45 Piraeus
Greece

Fax no:            +30 210 458 6243
Attention:       Mrs. Theodora Papadogianni

16.3.2	to the Mortgagee at:

Piraeus Bank A.E.
47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax No:              +30 210 429 2601
Attention:         Relationship Manager

or to such other address and/or numbers as is notified by one party to the other party under this Mortgage.

IN WITNESS whereof the Owner has executed this Mortgage the day and year first above written.

AMP MARITIME S.A.

By:
Attorney-in-Fact

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Schedule 1

The Loan Agreement

20

Schedule 2

The Corporate Guarantee

21

Acknowledgement of Mortgage

LISCR PIRAEUS

On the                       day of June in the year 2012 before me, the undersigned,                                                                     personally appeared                                                                                      residing at                                                                                                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, as an Attorney-in-Fact for AMP Maritime S.A. pursuant to a Power of Attorney dated

____________________________

22

Schedule 5

Form of Collateral General Assignment

16

Private & Confidential

	Dated 29 June 2012

	AMP MARITIME S.A.	(1)

	and

	PIRAEUS BANK A.E.	(2)

	SECOND PRIORITY GENERAL ASSIGNMENT relating to m.v. Aegean Champion

		NORTON ROSE

Contents

Clause		Page

1	Definitions	1
2	Assignment and application of funds	4
3	Continuing security and other matters	6
4	Powers of Mortgagee to protect security and remedy defaults	7
5	Powers of Mortgagee on Event of Default	7
6	Attorney	8
7	Further assurance	8
8	Costs and indemnities	8
9	Remedies cumulative and other provisions	9
10	Notices	9
11	Counterparts	9
12	Law and jurisdiction	10
Schedule 1 Forms of Loss Payable Clauses		11
Schedule 2 Form of Notice of Assignment of Insurances		13

THIS DEED OF ASSIGNMENT is dated 29 June 2012 and made BETWEEN:

(1)	AMP MARITIME S.A., a corporation incorporated in the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner"); and

(2)
PIRAEUS BANK A.E., a company incorporated in Greece whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Deed through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee").

WHEREAS:

(A)
by a loan agreement dated 8 July 2008 as amended and restated by a supplemental agreement dated 29 June 2012 (together the "Loan Agreement") and made between (1) Aegean Bunkering Services Inc. as borrower (therein and herein referred to as the "Borrower") and (2) the Mortgagee as lender (therein referred to as the "Bank"), the Mortgagee agreed (inter alia) to make available to the Borrower, upon the terms and conditions therein contained, a loan of up to Fifteen million Dollars ($15,000,000);

(B)
by a corporate guarantee (the "Corporate Guarantee") dated 29 June 2012 and executed by the Owner (therein referred to as the "Guarantor") in favour of the Mortgagee, the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrower to the Mortgagee under the Loan Agreement and the other Security Documents;

(C)
pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a second preferred Liberian ship mortgage (the "Mortgage") on the vessel Aegean Champion documented in the name of the Owner under the laws and flag of the Republic of Liberia under Official Number 14289 (the "Ship") and the Mortgage dated 29 June 2012 has been or will be registered under the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended as security for the payment by the Owner of the Outstanding Indebtedness (as therein defined); and

(D)
this Deed is supplemental to the Corporate Guarantee and the Mortgage and to the security thereby created and is the "General Assignment" in respect of the Ship referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and/or the Corporate Guarantee and/or the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

"Approved Brokers" means such firm or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

"Assigned Property" means:

(a)	the Earnings;

(b)	the Insurances; and

1

(c)	any Requisition Compensation;

"Casualty Amount" means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 10 of the Mortgage or clause 8; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

"First General Assignment" means the first priority deed of assignment dated 30 March 2011 made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings (as each such term is defined therein) of the Ship;

"First Loan" means the principal amount borrowed by the Borrower from the Mortgagee under the First Loan Agreement or (as the context may require) the principal amount outstanding thereunder at any relevant time;

"First Loan Agreement" means the facility agreement dated 30 March 2011 as amended and supplemented from time to time, made between the Borrower as borrower and the Mortgagee as lender, whereby the Mortgagee agreed to make available to the Borrower, upon the terms and conditions therein contained, an overdraft facility of up to Ten million Dollars ($10,000,000);

"First Mortgage" means the first preferred Liberian mortgage on the Ship dated 30 March 2011 executed by the Owner in favour of the Mortgagee;

2

"First Mortgage Documents" means, together, the First Mortgage and the First General Assignment;

"Guaranteed Liabilities" has the meaning ascribed to it in the Corporate Guarantee;

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan Agreement" means the loan agreement dated 8 July 2008 mentioned in recital (A) hereto, as amended and/or supplemented and/or restated from time to time;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

"Mortgagee" includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 2 or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Operating Account" means an interest bearing Dollar account of the Owner opened or (as the context may require) to be opened by the Owner with the Mortgagee with account number 5104-046257-080USD and includes any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Deed;

"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities, the loan and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, the other Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

"Requisition Compensation" means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Corporate Guarantee, the Loan Agreement, the Mortgage, this Deed and any other document which is defined in the Loan Agreement as a Security Document and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, the loan, interest thereon and other moneys from time to time owing by the Borrower and/or the Owner and/or any other Security Party pursuant to the Corporate Guarantee and/or the Loan Agreement and/or the other Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement); and

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

3

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.4.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement and Corporate Guarantee

This Deed shall be read together with the Loan Agreement and the Corporate Guarantee but in case of any conflict between (a) either of such two instruments and (b) this Deed, the provisions of the former shall prevail over the provisions of the latter.

2	Assignment and application of funds

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee subject to the First General Assignment hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein. Provided however that:

2.1.1	Earnings

the Earnings shall (subject to the First General Assignment) be payable to the Operating Account until such time as an Event of Default shall occur and the Mortgagee shall direct to the contrary following a demand for payment made by the Mortgagee under the provisions of the Corporate Guarantee, whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee; and

2.1.2	Insurances

(subject to the First General Assignment) unless and until an Event of Default shall occur and the Mortgagee shall have made a demand for payment in accordance with the provisions of the Corporate Guarantee (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 2.3):

(a)	any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant

4

Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred an Event of Default and the Mortgagee shall have made a demand for payment under the provisions of the Corporate Guarantee (whereupon such insurance monies shall be applied in accordance with clause 2.3), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time upon the written request of the Mortgagee give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due.

2.3	Application

All moneys received by the Mortgagee in respect of:

2.3.1
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b));

2.3.2	Earnings; and

2.3.3	Requisition Compensation,

shall (subject to the First General Assignment) be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Mortgagee in the manner specified in clause 2.10 of the Corporate Guarantee.

2.4	Shortfalls

In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

2.5	Use of Owners name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

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2.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3	Continuing security and other matters

3.1	Continuing security

The security created by this Deed shall:
3.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or the Borrower or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

3.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

3.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

3.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

3.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

3.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

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3.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

4	Powers of Mortgagee to protect security and remedy defaults

4.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand, together with interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgment.

4.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 4.1, if the Owner fails to comply with the provisions of clause 5.1.1 of the Mortgage, the Mortgagee shall (subject to the First General Assignment) become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner on demand.

5	Powers of Mortgagee on Event of Default

5.1	Powers

At any time after the occurrence of an Event of Default and the making of a demand for payment under clause 2.1 of the Corporate Guarantee, the Mortgagee shall (subject to the rights of the Mortgagee under the First Mortgage Documents) forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.1.1
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

5.1.2
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

5.1.3
to discharge, compound, release or compromise claims in respect of the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Earnings, Insurances or Requisition Compensation or any part thereof; and

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5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.

6	Attorney

6.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, the Mortgage, this Deed or any of the other Security Documents or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

6.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened or whether the Mortgagee has made a demand for payment under the Corporate Guarantee, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

6.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

7	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

8	Costs and indemnities

8.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed.

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8.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under this Deed, the Corporate Guarantee, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed, the Corporate Guarantee, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed, the Loan Agreement, the Mortgage (including the power vested in it by clause 11 of the Mortgage) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under clause 7 of the Mortgage, the Mortgagee shall (subject to the rights of the Mortgagee under the First Mortgage Documents) be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Notices

The provisions of clause 8.1 of the Corporate Guarantee shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

11	Counterparts

This Deed may be entered into in the form of two (2) counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed

9

counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

12	Law and jurisdiction

12.1	Law

This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

12.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

12.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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Schedule 1

Forms of Loss Payable Clauses

1	Hull and machinery (marine and war risks)

By a General Assignment dated [•1 2012 AMP MARITIME S.A. of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner") has assigned (subject to the prior assignment dated 30 March 2011 to Piraeus Bank A.E.) to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Aegean Champion and accordingly:

(a)	all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)	all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	Protection and indemnity risks

Payment of any recovery which AMP MARITIME S.A. of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") in which event all recoveries shall thereafter (subject to the prior rights of Piraeus Bank A.E. as first mortgagee) be paid to the Mortgagee as second mortgagee or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

3	War risks

It is noted that PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") is interested as second mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to AMP MARITIME S.A. of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner"), shall (subject to the prior rights of Piraeus Bank A.E. as first mortgagee) be payable to the Mortgagee, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

4	Loss of earnings

By a General Assignment dated [•] 2012 AMP MARITIME S.A. of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner") has assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee")

11

(subject to the prior assignment dated 30 March 2011 (the "First Assignment") to Piraeus Bank A.E. as first mortgagee) all its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Aegean Champion and her earnings and accordingly all claims hereunder shall be paid (subject to the rights of Piraeus Bank A.E. as first mortgagee under the First Assignment) in full to the interest bearing United States Dollar account opened by the Owner with the Mortgagee and with account number Es] unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or its order.

12

Schedule 2

Form of Notice of Assignment of Insurances

(For attachment by way of endorsement to the Policy)

AMP MARITIME S.A. of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, the Owner of m.v. Aegean Champion HEREBY GIVES NOTICE that by a General Assignment dated [+] 2012 and entered into by us with PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece, there has been assigned by us (subject to the prior assignment dated 30 March 2011 to Piraeus Bank A.E.) to PIRAEUS BANK A.E. as second mortgagee of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

Signed:
For and on behalf of
AMP MARITIME S.A.

Dated: [●]

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
AMP MARITIME S.A.	)	Attorney-in-fact
in the presence of	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)	Authorised Signatory
and by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)
in the presence of:	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

14

Schedule 6

Form of Collateral Manager's Undertaking

17

Private & Confidential

Manager's Undertaking

To:	Piraeus Bank A.E. 47-49 Akti Miaouli Piraeus 185 36 Greece

From:	Aegean Bunkering Services Inc. Trust Company Complex Ajeltake Road Ajeltake Island Majuro Marshall Islands MH96960

29 June 2012

Dear Sirs

Loan of up to US$15,000,000 to Aegean Bunkering Services Inc. under a loan agreement dated 8 July 2008

1	Loan Agreement

1.1
We understand that under a loan agreement dated 8 July 2008 as amended and restated by a supplemental agreement dated 29 June 2012 (the "Loan Agreement) between (1) yourselves, Piraeus Bank A.E. (the "Bank" which expression includes the Bank's successors in title, Assignees and Transferees) and (2) Aegean Bunkering Services Inc. as borrower (therein and herein referred to as the "Borrower"), the Bank has agreed to make available to the Borrower a loan of up to US$15,000,000 and that it is a condition to the Bank continuing to make the Facility available to the Borrower that we, Aegean Bunkering Services Inc. (the "Manager"), enter into this letter (the "Letter") in favour of the Bank.

1.2
We also understand that under a corporate guarantee dated 29 June 2012 (the "Corporate Guarantee") made between AMP Maritime S.A. of 80 Broad Street, Monrovia, Republic of Liberia (hereinafter referred to as the "Owner") and the Bank, the Owner has guaranteed the obligations of the Borrower under the Loan Agreement.

1.3
This letter is subject to a prior letter of undertaking dated 30 March 2011 (the "First Undertaking") executed by us in favour of the Bank, pursuant to a facility agreement dated 30 March 2011, as amended and supplemented by a supplemental agreement dated 29 June 2012, both made between (inter alios) the Borrower as borrower and the Bank as lender, and this Letter is in all respects subordinate to the First Undertaking.

1.4	Words and expressions defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.

2	Confirmation of appointment

We hereby confirm that we have been appointed as the manager of m.v. Aegean Champion (the "Ship") registered under Liberian flag in the name of the Owner pursuant to a management agreement (the "Management Agreement") dated 6 April 2009 made between ourselves and the Owner and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof.

1

3	Representations and warranties

3.1
We hereby represent and warrant to the Bank that the copy of the Management Agreement set out in Appendix 1 to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager's knowledge and belief, the Owner.

3.2	We hereby further confirm that the representations and warranties set out in clauses 7.2.9, 7.2.10 and 7.2.11 of the Loan Agreement are true and correct in all respects.

4	Undertakings

The Manager undertakes with the Bank that during the Security Period (as such term is defined in the general assignment dated 29 June 2012 (the "General Assignment") executed by the Owner in favour of the Bank):

4.1	the Manager will not agree or purport to agree to any amendment or variation of the Management Agreement without the prior written consent of the Bank;

4.2
the Manager will procure that any sub-manager appointed by the Manager pursuant to the provisions of the Management Agreement or otherwise will, on or before the date of such appointment, enter into an undertaking in favour of the Bank in substantially the same form (mutatis mutandis) as this Letter;

4.3
the Manager will not, without the prior written consent of the Bank, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Bank or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (together the "Insurances") or all moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the "Earnings") or any other property or other assets of the Owner which the Bank has previously advised the Manager are subject to any Encumbrance or right of set-off in favour of the Bank by virtue of any of the Security Documents executed in favour of the Bank pursuant to the Loan Agreement;

4.4
the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and her Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Bank under the Loan Agreement and the other Security Documents and undertakes to exercise no right to which it may be entitled in respect of the Owner and/or the Ship and/or her Earnings and/or Insurances and/or Requisition Compensation in competition with the Bank;

4.5	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Bank to do so;

4.6	the Manager will promptly notify the Bank if at any time the amount owed by the Owner to the Manager pursuant to the Management Agreement (whether in respect of the Manager's

2

remuneration or disbursements or otherwise) exceeds US$60,000 or the equivalent in other currencies; and

4.7	the Manager will provide the Bank with such information concerning the Ship as the Bank may from time to time reasonably require.

5	Insurance assignment

5.1
By way of security for the aggregate of the Loan and interest accrued and accruing thereon, the Expenses (as such term is defined in the General Assignment) and all other sums of money from time to time owing by the Borrower and/or the Owner to the Bank, whether actually or contingently, under the Security Documents or any of them (the "Outstanding Indebtedness") the Manager with full title guarantee hereby irrevocably and unconditionally (subject to the assignment contained in the First Undertaking) assigns and agrees to assign to the Bank all of the Manager's rights, title and interest in and to all the benefit of the Insurances.

5.2
The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Bank.

5.3
The Bank shall, at the Manager's cost and request, re-assign to the Manager all the Manager's right, title and interest in the Insurances upon the Outstanding Indebtedness being discharged in full to the satisfaction of the Bank.

5.4
Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.3 of the General Assignment.

6	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement and the other Security Documents and agrees (a) to abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided and (b) not to do anything or omit to do anything that may cause the Borrower to be in breach of any of its obligations thereunder.

7	Law and jurisdiction

7.1	The agreement constituted by this Letter and any non-contractual obligations in connection with this Letter are governed by and shall be construed in accordance with English law.

7.2
The Manager agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Letter (including any non-contractual obligations connected with it) against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Bank to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

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7.3	No term of this Letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.

Yours faithfully,

For and on behalf of AEGEAN BUNKERING SERVICES INC.

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Appendix 1

Copy of the Management Agreement

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Appendix 2

Notice of Assignment

We, AEGEAN BUNKERING SERVICES INC., the managers of m.v. Aegean Champion, HEREBY GIVE NOTICE to you that by a second assignment dated [•1 2012 and entered into by us (subject to the prior assignment dated 30 March 2001 to Piraeus Bank A.E.) with PIRAEUS BANK A.E. there has been assigned by us to the said PIRAEUS BANK A.E. as second assignees all of our right, title and interest in and to the insurances in respect of the said Ship including the insurances constituted by the Policy whereon this notice is endorsed.

SIGNED for and on behalf of AEGEAN BUNKERING SERVICES INC.

Dated: [●]

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EXECUTED as a DEED	)
By Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
as Borrower and as Manager	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED	)
By A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP III MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED	)
By A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP VIII MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED	)
By A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP XII MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

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EXECUTED as a DEED	)
By Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AMP MARITIME S.A.	)	Attorney-in-fact
as Collateral Owner	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
as AMPNI Guarantor	)
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED	)	/s/ M. Youryi
By M Youryi	)	Attorney-in-fact
And by J. Dallas	)
for and on behalf of	)
PIRAEUS BANK A.E.	)	/s/ J. Dallas
in the presence of:	)	Attorney-in-fact

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

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